Exhibit 99.1
WASTE CONNECTIONS REPORTS FIRST QUARTER 2010 RESULTS
•	Reports revenue of $307.5 million, up 17.1%

•	Reports operating margins above expectations and EPS of $0.35

•	Reports net cash provided by operating activities of $80.2 million, or 26.1% of revenue

•	Reports free cash flow* of $55.7 million, or 18.1% of revenue

•	Repurchased approximately $49.8 million of common stock during the quarter
FOLSOM, CA, April 20, 2010 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2010. Revenue totaled $307.5 million, a 17.1% increase over revenue of $262.7 million in the year ago period. Operating income was $59.6 million, or 19.4% of revenue, versus $47.6 million in the first quarter of 2009. Net income attributable to Waste Connections in the quarter was $27.6 million, or $0.35 per share on a diluted basis of 78.7 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $22.0 million, or $0.27 per share on a diluted basis of 80.8 million shares.
Net income attributable to Waste Connections in the quarter includes an approximate $1.5 million, or $0.02 per share, increase in the income tax provision associated with an adjustment in deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates in the period. Results in the prior year period included approximately $3.0 million ($1.8 million net of taxes, or approximately $0.02 per share) primarily related to acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009, and a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $7.8 million ($4.8 million net of taxes, or approximately $0.06 per share) in the quarter compared to $5.8 million ($3.5 million net of taxes, or approximately $0.04 per share) in the year ago period.
“We are extremely pleased with our results in the quarter as we once again exceeded the upper end of our expectations. Positive organic growth, strong recycled commodity prices, and acquisitions completed since the year-ago period contributed to 20+% increases in both adjusted operating income before depreciation and amortization* and earnings per share. We’re encouraged by improving volume trends throughout the quarter and continue to believe that organic volume growth could turn positive by the third quarter,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “We returned most of our free cash flow in the quarter to stockholders through the repurchase of approximately two percent of outstanding shares and remain well positioned with one of the strongest balance sheets in our sector to fund additional growth opportunities.”
Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 21st at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 26 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected volume growth and ability to fund growth opportunities. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (29) climate change regulations may adversely affect operating results; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (31) alternatives to landfill disposal may cause our revenues and operating results to decline; (32) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2009 AND 2010
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2009	2010

Revenues	$262,675	$307,540
Operating expenses:
Cost of operations	154,703	176,990
Selling, general and administrative	32,515	35,658
Depreciation	24,840	31,444
Amortization of intangibles	2,476	3,585
Loss on disposal of assets	507	257

Operating income	47,634	59,606

Interest expense	(12,249)	(12,262)
Interest income	1,024	154
Other income, net	6	179

Income before income taxes	36,415	47,677

Income tax provision	(14,103)	(19,863)

Net income	22,312	27,814
Less: net income attributable to the noncontrolling interests	(334)	(240)

Net income attributable to Waste Connections	$21,978	$27,574

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.27	$0.35

Diluted	$0.27	$0.35

Shares used in the per share calculations:
Basic	79,963,438	77,706,888

Diluted	80,758,941	78,676,068

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	March 31,
	2009	2010
ASSETS
Current assets:
Cash and equivalents	$9,639	$14,346
Accounts receivable, net of allowance for doubtful accounts of $4,058 and $3,603 at December 31, 2009 and March 31, 2010, respectively	138,972	136,725
Deferred income taxes	17,748	16,240
Prepaid expenses and other current assets	33,495	23,441

Total current assets	199,854	190,752

Property and equipment, net	1,308,392	1,291,197
Goodwill	906,710	907,715
Intangible assets, net	354,303	350,783
Restricted assets	27,377	27,889
Other assets, net	23,812	21,668

	$2,820,448	$2,790,004

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,669	$68,776
Book overdraft	12,117	11,136
Accrued liabilities	93,380	98,583
Deferred revenue	50,138	51,587
Current portion of long-term debt and notes payable	2,609	1,980

Total current liabilities	244,913	232,062

Long-term debt and notes payable	867,554	865,815
Other long-term liabilities	45,013	40,501
Deferred income taxes	305,932	310,099

Total liabilities	1,463,412	1,448,477

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 78,599,083 and 77,630,580 shares issued and outstanding at December 31, 2009 and March 31, 2010, respectively	786	776
Additional paid-in capital	625,173	582,243
Retained earnings	732,738	760,312
Accumulated other comprehensive loss	(4,892)	(5,275)

Total Waste Connections’ equity	1,353,805	1,338,056
Noncontrolling interest in subsidiaries	3,231	3,471

Total equity	1,357,036	1,341,527

	$2,820,448	$2,790,004

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2009 AND 2010
(Unaudited)
(Dollars in thousands)

	Three months ended
	March 31,
	2009	2010

Cash flows from operating activities:
Net income	$22,312	$27,814
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	507	257
Depreciation	24,840	31,444
Amortization of intangibles	2,476	3,585
Deferred income taxes, net of acquisitions	7,649	5,935
Amortization of debt issuance costs	484	848
Amortization of debt discount	1,171	1,245
Equity-based compensation	2,162	2,940
Interest income on restricted assets	(132)	(133)
Closure and post-closure accretion	352	441
Excess tax benefit associated with equity-based compensation	(115)	(2,478)
Net change in operating assets and liabilities, net of acquisitions	8,843	8,268

Net cash provided by operating activities	70,549	80,166

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(5,298)	(1,819)
Capital expenditures for property and equipment	(29,412)	(26,754)
Proceeds from disposal of assets	161	802
Increase in restricted assets, net of interest income	(1,506)	(379)
Decrease (increase) in other assets	166	(349)

Net cash used in investing activities	(35,889)	(28,499)

Cash flows from financing activities:
Proceeds from long-term debt	75,000	60,000
Principal payments on notes payable and long-term debt	(44,372)	(63,613)
Change in book overdraft	4,115	(981)
Proceeds from option and warrant exercises	1,018	4,952
Excess tax benefit associated with equity-based compensation	115	2,478
Payments for repurchase of common stock	—	(49,796)
Debt issuance costs	(42)	—

Net cash provided by (used in) financing activities	35,834	(46,960)

Net increase in cash and equivalents	70,494	4,707
Cash and equivalents at beginning of period	265,264	9,639

Cash and equivalents at end of period	$335,758	$14,346

ADDITIONAL STATISTICS
THREE MONTHS ENDED MARCH 31, 2010
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended
March 31, 2010
Core Price	2.8%
Surcharges	(0.1%)
Volume	(4.0%)
Intermodal, Recycling and Other	2.6%

Total	1.3%
Uneliminated Revenue Breakdown:

	Three Months Ended
	March 31, 2010
Collection	$229,070	65.1%
Disposal and Transfer	100,668	28.6%
Intermodal, Recycling and Other	22,300	6.3%

Total before inter-company elimination	$352,038	100.0%

Inter-company elimination	$44,498

Reported Revenue	$307,540

Days Sales Outstanding for the three months ended March 31, 2010: 40 (25 net of deferred revenue)
Internalization for the three months ended March 31, 2010: 67%
Other Cash Flow Items:

Three Months Ended
March 31, 2010
Cash Interest Paid	$3,880
Cash Taxes Paid	$603
Debt to Book Capitalization as of March 31, 2010: 39%
Share Information for the three months ended March 31, 2010:

Basic shares outstanding	77,706,888
Dilutive effect of options and warrants	757,288
Dilutive effect of restricted stock	211,892

Diluted shares outstanding	78,676,068

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2010
Operating income	$47,634	$59,606
Plus: Depreciation and amortization	27,316	35,029
Plus: Closure and post-closure accretion	352	441
Plus: Loss on disposal of assets	507	257
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,263	151
Plus: Loss on prior corporate office lease (b)	1,248	—

Adjusted operating income before depreciation and amortization	$78,320	$95,484

As % of revenues	29.8%	31.0%

(a)	Reflects the addback of acquisition-related costs expensed due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2010
Net cash provided by operating activities	$70,549	$80,166
Plus/less: Change in book overdraft	4,115	(981)
Plus: Proceeds from disposal of assets	161	802
Plus: Excess tax benefit associated with equity-based compensation	115	2,478
Less: Capital expenditures for property and equipment	(29,412)	(26,754)
Less: Distributions to noncontrolling interests	—	—

Free cash flow	$45,528	$55,711

As % of revenues	17.3%	18.1%